UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2008 (June 4, 2008)

SAMOYED ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On June 5, 2008, Samoyed Energy Corp.’s (the “Registrant”) entered into an Agreement and Plan of Merger (“Agreement and Plan of Merger”) with its wholly-owned subsidiary Advanced Voice Recognition Systems, Inc., a Colorado corporation (“AVRS”), whereby AVRS shall be merged with and into the Registrant pursuant to Section 92A.180 of the Nevada Business Corporations Act.

Upon consummation of the Agreement and Plan of Merger; (i) AVRS shall cease; (ii) all shares of AVRS, including any equity interests thereto, shall automatically be canceled or retired and shall cease to exist, without any consideration delivered in exchange thereof; (iii) the title to all estate, property rights privileges, powers and franchise assets and/or other rights owned by the Registrant and AVRS shall be vested in the Registrant without reversion or impairment; and (iv) all liabilities of any kind of the Registrant and AVRS shall vest in the Registrant.

The Registrant shall continue to be governed by the laws of the State of Nevada and shall change its name to “Advanced Voice Recognition Systems, Inc.” in connection with the Agreement and Plan of Merger.

A copy of the Agreement and Plan of Merger is attached hereto and incorporated by reference as Exhibit 10.1.

Item 4.01. Changes in Registrant’s Certifying Accountant.
The Registrant reports in this current report on Form 8-K that the Registrant's auditor relationship with Child, Van Wagoner & Bradshaw, PLLC has ceased effective June 4, 2008.

(a)(1) Previous Independent Accountant

(i) The Registrant reports that the Registrant's auditor Child, Van Wagoner & Bradshaw, PLLC was dismissed by the Registrant effective June 4, 2008.

(ii) Child, Van Wagoner & Bradshaw, PLLC’s report on the Registrant's financial statement for the fiscal years ended September 30, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from August 31, 2005 (date of inception) to September 30, 2007 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. However, the reports contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Registrant to continue as a going concern.

(iii) The decision to dismiss Child, Van Wagoner & Bradshaw, PLLC as the Registrant's certifying accountants was recommended and approved by the Board of Directors of the Registrant on June 4, 2008.

(iv) In connection with the audits of the Registrant's financial statements for the years ended September 30, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the period from August 31, 2005 (date of inception) to September 30, 2007 and any subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Child, Van Wagoner & Bradshaw, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of  Child, Van Wagoner & Bradshaw, PLLC, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on the Registrant's financial statements.

(a)(2) Engagement of Cordovano and Honeck LLP as the Registrant's Independent Accountant. On June 4, 2008, the Registrant's board of directors recommended and approved the engagement of Cordovano and Honeck LLP, as its independent accountant to audit the Registrant's financial statements for its fiscal year ended September 30, 2008.

During the years ended September 30, 2007 and 2006 and the subsequent interim period ended March 31, 2008 and through the date of the firm’s engagement the Registrant did not consult with Cordovano and Honeck LLP with regard to:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant’s financial statements; or

(ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a) (1) (iv) of Regulation S-K.

(a)(3) The Registrant has provided Child, Van Wagoner & Bradshaw, PLLC with a copy of the disclosures it is making in response to this Item. The Registrant has requested Child, Van Wagoner & Bradshaw, PLLC to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i),(ii) and (iv) above and, if not, stating the respects in which Child, Van Wagoner & Bradshaw, PLLC does not agree. A copy of such letter, dated June 4, 2008, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Descriptions

10.1	Agreement and Plan of Merger between Samoyed Energy Corp. and Advanced Voice Recognition Systems, Inc.
16.1	Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMOYED ENERGY CORP.

Dated: June 10, 2008	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer